CODE OF ETHICS


------------------------
(Print Name)

MORGAN STANLEY DEAN WITTER ADVISORS INC.
MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.
MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.

Effective September 1, 1994 (as amended through May 1, 2000)

I.  Introduction

    Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), a subsidiary of Morgan Stanley Dean Witter & Co., is an investment adviser or manager of a group of investment companies, referred to herein as the "Morgan Stanley Dean Witter Funds." MSDW Advisors also serves as investment adviser to other clients, including corporate pension funds, other institutions and individuals ("MSDW Advisors Managed Accounts").

    This Code of Ethics is adopted by MSDW Advisors in keeping with the general principles and objectives set forth in Sections II and III below, and to enforce the highest legal and ethical standards in light of its fiduciary obligations to the Morgan Stanley Dean Witter Fund shareholders and to MSDW Advisors' other clients. It has also been adopted by Morgan Stanley Dean Witter Services Company Inc. ("Services"), a wholly owned subsidiary of MSDW Advisors, and by Morgan Stanley Dean Witter Distributors Inc. ("Distributors"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co.), to apply to their Directors, officers and employees.

    Employees, officers and Directors of MSDW Advisors, Services and Distributors are also referred to the Morgan Stanley Dean Witter Policy Statement on Insider Trading (attached), which is incorporated in this Code.

II. General Principles

    A.  Shareholder and Client Interests Come First

        Every officer, director or employee of MSDW Advisors, Services and Distributors owes a fiduciary duty to the shareholders of the Morgan Stanley Dean Witter Funds and to all other clients of MSDW Advisors. This means that in every decision relating to investments, employees and affiliates must recognize the needs and interests of the Morgan Stanley Dean Witter Fund shareholders and other MSDW Advisors clients, and be certain that at all times the interests of the shareholders and other clients are placed ahead of any personal interest.

    B.  Avoid Actual and Potential Conflicts of Interest

        The restrictions and requirements of this Code of Ethics are designed to prevent behavior which conflicts, potentially conflicts or raises the appearance of actual or potential conflict with the interests of the shareholders of the Morgan Stanley Dean Witter Funds and MSDW Advisors Managed Account clients. It is of the utmost importance that the personal securities transactions of employees and affiliates be conducted in a manner consistent with both the letter and spirit of this Code of Ethics, including these principles. Only then can an individual, and MSDW Advisors, Services and Distributors as a whole, be certain to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

    C.  Avoid Undue Personal Benefit

        MSDW Advisors, Services and Distributors employees and affiliates should ensure that they do not acquire undue personal benefit or advantage as a result of the performance of their normal duties as they relate to the Morgan Stanley Dean Witter Funds and other MSDW Advisors clients. Consistent with the first principle that the interests of the Morgan Stanley Dean Witter Fund shareholders and other MSDW Advisors clients must always come first is the fundamental standard that undue personal advantage deriving from the management by MSDW Advisors of other people's money is to be avoided.

III. Objective

     The Securities and Exchange Commission's code of ethics rule contained in the Investment Company Act of 1940 makes it unlawful for certain persons associated with investment advisers or principal underwriters of investment companies to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by an investment company. In addition, Section 204A of the Investment Advisers Act of 1940 requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to maintain the behavior of certain individuals associated with MSDW Advisors, Services and Distributors (herein called "Access Persons") within the general principles set forth above, as well as to prevent such persons from engaging in conduct proscribed by the code of ethics rule and Section 204A of the Investment Advisers Act. The Compliance Officer or Compliance Coordinator in MSDW Advisors Risk Management Department will identify all Access Persons and notify them of their reporting obligations at the time they become an Access Person. Access Persons include all directors, officers and employees of MSDW Advisors, Services or Distributors except those directors and officers of Distributors who meet the following three criteria: (i) they do not devote substantially all working time to the activities of MSDW Advisors, Services or Distributors; (ii) they do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, the purchase and sale of securities; and (iii) they do not have access to information regarding the day-to-day investment activities of MSDW Advisors, Services or Distributors (those Directors and officers must, however, file quarterly transaction reports pursuant to Section V., sub-section D., below). An Officer or employee of MSDW Advisors, Distributors or Services on leave is not considered an Access Person hereunder, provided that during the period such person is on leave, subparagraphs (ii) and (iii) in the preceding sentence are applicable.

IV. Grounds for Disqualification from Employment

    Pursuant to the terms of Section 9 of the Investment Company Act of 1940, no director, officer or employee of MSDW Advisors, Services or Distributors may become, or continue to remain, an officer, director or employee, without an exemptive order issued by the Securities and Exchange Commission, if such director, officer or employee is, or becomes:

    A. within the past ten years convicted of any felony or misdemeanor involving the purchase or sale of any security or arising out of the officer's or employee's conduct as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

    B. permanently or temporarily enjoined by any court from acting as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

    It is your obligation to immediately report any conviction or injunction to the General Counsel of MSDW Advisors.

V.  Personal Transactions in Securities

    A. Prohibited Conduct

       No Access Person shall buy or sell any security for his own account or for an account in which he has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

       1.  advance clearance of the transaction has been obtained; and

       2. the transaction is reported in writing to MSDW Advisors in accordance with the requirements of sub-section D below.

    B.  Restrictions and Limitations on Personal Securities Transactions

        The following restrictions and limitations govern investments and personal securities transactions by Access Persons. Unless otherwise indicated, all restrictions and limitations are applicable to all Access
        Persons:

        1. Securities purchased may not be sold at a profit until at least 60 days from the purchase trade date. In addition, securities sold may not be purchased at a lower price until at least 60 days from the sale trade date. Any violation will result in disgorgement of all profits from the transactions.

        2.  No short sales are permitted.

        3. No transactions in options or futures are permitted, except that listed options may be purchased and covered call options written. No options may be purchased or written if the expiration date is less than 60 days from the date of purchase. No option position may be closed at a profit less than 60 days from the date established.

        4. No Access Person may acquire any security in an Initial Public Offering (IPO).

        5a. Private placements of any kind may only be acquired with special permission of the Code of Ethics Review Committee, and, if approved, will be subject to continuous monitoring for possible future conflict. Any Access Person wishing to request approval for private placements must complete an MSDW Advisors Private Placement Approval Request Form and submit the form to MSDW Advisors' Risk Management Department. A copy of MSDW Advisors Private Placement Approval Request Form, which may be revised at any time, is attached as Exhibit A. Where the Code of Ethics Review Committee approves any acquisition of private placements, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years in MSDW Advisors' Risk Management Department after the end of the fiscal year in which the approval was granted.

        5b. Any Access Person who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such Access Person is involved in consideration of any subsequent investment decision regarding any security of that issuer or an affiliate by any Morgan Stanley Dean Witter Fund or MSDW Advisors Managed Account. In such event, the final investment decision shall be independently reviewed by MSDW Advisor's Chief Investment Officer. Written records of any such circumstance shall be maintained and sent to the MSDW Advisors' Risk Management Department.

        6. Access Persons with MSDW Online accounts are permitted to trade ONLY between the hours of 9:30 a.m. and 4:00 p.m. (New York time). Trading after hours is prohibited.

       THE FOLLOWING RESTRICTIONS, 7a, 7b AND 7c, APPLY ONLY TO (I) PORTFOLIO MANAGERS (AND ALL PERSONS REPORTING TO PORTFOLIO MANAGERS) AND (II) PERSONNEL IN THE MSDW ADVISORS TRADING DEPARTMENT.


       7a. No purchase or sale transactions may be made in any security by any portfolio manager (or person reporting to a portfolio manager) for a period of seven (7) days before or after that security is bought or sold by any Morgan Stanley Dean Witter Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series--Value-Added Portfolio, Morgan Stanley Dean Witter Index Funds, or Portfolios) or MSDW Advisors Managed Account for which such portfolio manager (or the portfolio manager to whom such person reports) serves in that capacity.

       7b. No purchase or sale transactions may be made in any security traded through the MSDW Advisors trading department by any person employed in the MSDW Advisors trading department for a period of seven (7) days before or after that security is bought or sold by any Morgan Stanley Dean Witter Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series--Value-Added Portfolio, Morgan Stanley Dean Witter Index Funds, or Portfolios) or MSDW Advisors Managed Account.

       7c. Any transactions by persons described in (a) and (b) above within such enumerated period will be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee, any differential between the sale price of the individual security transaction and the subsequent purchase or sale price by a relevant MSDW Fund during the enumerated period, will be subject to disgorgement.

           IMPORTANT: Regardless of the limited applicability of Restriction 8, MSDW Advisors' Risk Management Department monitors all transactions by all Access Persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning. On a quarterly basis, MSDW Advisors' Risk Management Department will provide the MSDW Funds Boards of Directors with a written report that (i) describes issues that arose during the previous quarter under this Code and if applicable, each MSDW Funds' Sub-Adviser's Code, including but not limited to, information about material violations and sanctions imposed in response to the material violations, and (ii) certifies that MSDW Advisors has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

   C.  Advance Clearance Requirement

       1.  Procedures

           (a) From Whom Obtained

               Subject to the limitations and restrictions of B above, advance clearance of a personal transaction in a security must be obtained from any two of the following officers of MSDW Advisors:

               (1) CEO/President

               (2) Chief Investment Officer

               (3) Chief Administrative Officer

               (4) General Counsel

               (5) any other person so designated by the CEO or President, provided, however, that no more than ten persons, at any time, may be Clearing Officers.

               These officers are referred to in this Code as "Clearing
               Officers."

               Prior to obtaining the two signatures from the Clearing Officers, the form must be approved by the MSDW Advisors Department responsible for the type of security for which permission is being sought, as follows:

               1. Equity Trading              --Equity Trading Department
               2. Fixed-Income Corporate      --Manager,Corporate Fixed-Income
                  Bonds
               3. Municipal Bonds             --Manager, Municipal Fixed-Income
               4. Non-Investment Grade        --Manager, High Yield Fixed-Income
                  ("Junk") Bonds
               5. Collateralized Mortgage     --Manager, Government Fixed-Income
                  Obligations (CMOs) and
                  other non-exempt Mortgage
                  and Asset-Backed Securities
               6. Convertible Securities      --Manager, Convertible Securities

               Prior to obtaining the Clearing Officers' signatures the form also must be reviewed and initialed by the MSDW Advisors' Risk Management Department. A copy of MSDW Advisors Securities Transaction Approval Form, which may be revised at any time, is attached as Exhibit B.

               The Clearing Officers will not sign unless the approvals of the relevant investment department and MSDW Advisors' Risk Management Department are indicated on the form. MSDW Advisors' Risk Management Department has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.

           (b) Time of Clearance

               All approved securities transactions, whether executed through AN MSDW BROKERAGE ACCOUNT OR AN MSDW ONLINE ACCOUNT, must take place, prior to 4:00 p.m. EST, on the same day that the complete advance clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is NOT PERMITTED under the Code of Ethics. If it is determined that a trade was completed before approval, it will be considered a violation of the Code of Ethics.

           (c) Permitted Brokerage Accounts

               ALL SECURITIES TRANSACTIONS MUST BE THROUGH AN MSDW BROKERAGE ACCOUNT OR AN MSDW ONLINE ACCOUNT; NO OTHER BROKERAGE ACCOUNTS ARE PERMITTED UNLESS SPECIAL PERMISSION IS OBTAINED. If you maintain accounts outside of MSDW, you must immediately transfer your accounts to a MSDW branch. Failure to do so will be considered a significant violation of the Code of Ethics. In the event permission is granted to maintain an outside brokerage account, it is the responsibility of the employee to arrange for duplicate confirmations of all securities transactions and monthly brokerage statements to be sent to the MSDW Advisors' Risk Management Department.

               Prior to opening an MSDW ONLINE ACCOUNT, Access Persons must obtain approval from MSDW Advisors' Risk Management Department. NO employee may open an MSDW Online account unless a completed and signed copy of their MSDW Online account application and MSDW Employee Account Request Form is submitted to MSDW Advisors' Risk Management Department for approval. NO employee may apply for an

               MSDW ONLINE ACCOUNT ONLINE. A copy of the MSDW Employee Account Request Form, which may be revised at any time, is attached as Exhibit C.

           (d) Form

               Clearance must be obtained by completing and signing the Securities Transaction Approval Form provided for that purpose by MSDW Advisors and obtaining the signature of the correct Department indicated in sub-section C.1 (a) and any two of the Clearing Officers. The form must also indicate the name of the individual's Financial Advisor and the Branch Office Number, whether the account is an MSDW Online Account, as well as other required information.

               If you have more than one account under your control, indicate on the approval sheet for which account the trade is intended. ADDITIONALLY, PLEASE ADVISE YOUR FINANCIAL ADVISOR OR MSDW ONLINE TO SEND DUPLICATE COPIES OF YOUR CONFIRMATION SLIPS AND BROKER STATEMENTS TO THE MSDW Advisors' Risk Management Department FOR EACH ACCOUNT UNDER YOUR CONTROL.

           (e) Filing

               After all required signatures are obtained, the Securities Transaction Approval Form must be filed with the Risk Management Department of MSDW Advisors by noon of the day following execution of the trade for filing in the respective individual's Code of Ethics file. A copy is retained by the employee for his or her records. (If a preclearance request is denied, a copy of the form will be maintained with MSDW Advisors' Risk Management Department.)

       2.  Factors Considered in Clearance of Personal Transactions

           In addition to the limitations and restrictions set forth under B above, the Clearing Officers, in keeping with the general principles and objectives of this Code of Ethics, may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the Clearing Officers will consider the following factors in determining whether or not to clear a proposed transaction:

           (a) Whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the security.

           (b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Morgan Stanley Dean Witter Fund or client.

           (c) Whether the transaction is non-volitional on the part of the individual.

       3.  Exempt Securities

           (a) The securities listed below are exempt from the restrictions of sub-sections (B) (1) and (7), the advance clearance requirement of sub-section C AND the quarterly and annual reporting requirements of sub-section D. Therefore, it is not necessary to obtain advance clearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

               (i)   U.S. Government Securities;

               (ii)  Bank Certificates of Deposit;

               (iii) Bankers' Acceptances;

               (iv)  Commercial Paper;

               (v) Purchases which are part of an automatic dividend reinvestment plan (All employees with dividend reinvestment plans must submit a memorandum to the compliance officer in MSDW Advisors' Risk Management Department stating the name and the amount invested in the automatic dividend reinvestment plan. Any sales must be pre-approved); and

               (vi) Open-end investment companies (mutual funds) (Closed-end funds must be pre-approved).

           (b) In addition, the following securities are exempt from the restrictions of sub-sections B (1) and (7) and the advance clearance requirement of sub-section C, but are subject to the quarterly and annual reporting requirements of sub-section D:

               (i)   Unit Investment Trusts; and

               (ii) Morgan Stanley Dean Witter & Co. stock (including exercise of stock option grants), due to the fact that it may not be purchased by any actively managed Morgan Stanley Dean Witter Fund (other than index-type funds) or for any MSDW Advisors Managed Account. The restrictions imposed by Morgan Stanley Dean Witter & Co. on Senior Management and other persons in connection with transactions in Morgan Stanley Dean Witter & Co. stock are not affected by the exemption of Morgan Stanley Dean Witter & Co. stock from the advance clearance requirements of this Code, and continue in effect to the extent applicable.

       4.  Accounts Covered

           Advance clearance must be obtained for any personal transaction in a security by an Access Person if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

           The term "beneficial ownership" is defined by rules of the SEC which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:

           (a) a husband, wife or a minor child; or

           (b) a relative sharing the same house; or

           (c) anyone else if the Access Person:

              (i) obtains benefits substantially equivalent to ownership of the securities; or

              (ii) can obtain ownership of the securities immediately or at some future time.

       5.  Exemption from Clearance Requirement

           Clearance is not required for any account over which the Access Person has no influence or control. In case of doubt the Access Person may state on the Securities Transaction Approval Form that he or she disclaims any beneficial ownership in the securities involved.

    D. Report of Transactions

       1.  Transactions and Accounts Covered

           (a) All securities transactions, except for transactions involving exempt securities listed in Section V., sub-section C.3. (a) of this Code must be reported in the next quarterly transaction report after the transaction is effected. In addition, any new brokerage account(s) opened during the quarter as well as the date(s) the account(s) was opened must be reported.

           (b) EVERY ACCESS PERSON MUST FILE A REPORT WHEN DUE EVEN IF SUCH PERSON MADE NO PURCHASES OR SALES OF SECURITIES DURING THE PERIOD COVERED BY THE REPORT.


           (c) Directors and officers who, pursuant to Section III, are exempt from preclearance ARE subject to the quarterly reporting requirements.

       2.  Time of Reporting

           (a) Initial Holdings Report

               Each Access Person must, at the time of becoming an Access Person, provide an initial holdings report to the Compliance Officer or Compliance Coordinator disclosing (i) all securities beneficially owned by the Access Person listing the title of the security, number of shares held, and principal amount of the security (any privately-placed securities held must be reported)
               (ii) the name of the broker dealer or financial institution where the Access Person maintains a personal account and (iii) the date the report is submitted by the Access Person. New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment as well as a listing of all outside brokerage accounts. This report must be provided no later than 10 days after a person becomes an Access Person.

           (b) Quarterly Transaction Reports

               Each Access Person must submit a quarterly report of all securities transactions, except for transactions involving exempt securities listed in Section V., sub-section C.3. (a) of this Code, and any new accounts(s) opened during the quarter as well as the date(s) the account(s) was opened within 10 calendar days after the end of each calendar quarter.

           (c) Annual Holdings Reports

               The January Annual Listing of Securities Holdings Report requires all Access Persons to provide an annual listing of holdings of
               (i) all securities beneficially owned listing the title of the security, number of shares held, and principal amount of the security as of December 31 of the preceding year, except securities exempt from pre-clearance AND reporting under Section V., sub-section C. 3(a), (ii) the name of any broker dealer or financial institution where the account(s) are maintained, as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Code) and (iii) the date the Report is submitted by the Access Person. The information must be current as of a date not more than 30 days before the report is submitted.

       3.  Form of Reporting

           The initial holdings report, quarterly transaction report and the annual listing of holdings report must be on the appropriate forms provided by MSDW Advisors or may consist of broker statements (attached to the Report form or, if an MSDW account, the broker statements formerly sent to MSDW Advisors' Risk Management Department) which provide at least the same information. In the event that MSDW Advisors already maintains a record of the required information, an Access Person may satisfy this requirement by (i) confirming in writing (which may include e-mail) the accuracy and completeness of the record and disclose the beneficial ownership of securities (if any) not listed on the account statement and (ii) recording the date of the confirmation. Copies of MSDW Advisors' initial holdings report, quarterly transaction report and the annual listing of holdings report, which may be revised at any time, are attached as Exhibits D, E, and F, respectively.

       4.  Responsibility to Report

           The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by MSDW Advisors to facilitate the reporting process does not change or alter that responsibility.

       5.  Where to File Report

           All reports must be filed with the Risk Management Department of MSDW Advisors.

       6.  Responsibility to Review

           MSDW Advisors' Risk Management Department's Compliance Officer or Compliance Coordinator will review all initial holdings reports, quarterly transaction reports, and annual listing of holdings reports filed by Access Persons.

VI.   Review Committee

      A Code of Ethics Review Committee, consisting of the CEO/ President, Chief Investment Officer and the General Counsel of MSDW Advisors, will review and consider any proper request of an Access Person for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such Access Person. The committee shall meet on an ad hoc basis, as deemed necessary upon written request by an Access Person, stating the basis for his or her request for relief. The committee's decision is solely within its complete discretion.

VII.  Service as Director

      No Access Person may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of Chinese Wall procedures to isolate investment personnel serving as directors from making investment decisions for Morgan Stanley Dean Witter Funds or MSDW Advisors Managed Accounts concerning the company in question.

VIII. Gifts

      No Access Person shall accept, directly or indirectly, anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Morgan Stanley Dean Witter Fund or MSDW Advisors Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment.

IX.   Sanctions

      Upon discovering a violation of this Code, MSDW Advisors may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), demotion, and suspension or termination of employment. The CEO of MSDW Advisors, in his sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment of any employee.

X.    Effective Date

      All employees, officers and Directors of MSDW Advisors, Services and Distributors (whether or not Access Persons) are required to sign a copy of this Code indicating their agreement to abide by the terms of this Code.

      In addition, all employees, officers and Directors of MSDW Advisors, Services and Distributors will be required to certify annually that (i) they have read and understand the terms of this Code of Ethics and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code of Ethics, including but not limited to the reporting of all brokerage accounts, the preclearance for Access Persons and all non-exempt personal securities transactions in accordance with this Code.

XI.   Employee Certification

      I have read and understand the terms of the above Code of Ethics. I recognize the responsibilities and obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations, incurred by me as a result of my being subject to this Code of Ethics. I hereby agree to abide by the above Code of Ethics.



--------------------------------------    ------------------------
(Signature)                               (Date)


--------------------------------------
(Print name)

                                                                       EXHIBIT A

                      MORGAN STANLEY DEAN WITTER ADVISORS
                       PRIVATE PLACEMENT APPROVAL REQUEST

 (attach a copy of the Private Placement Memorandum, Offering Memorandum or any
                            other relevant documents)


------------------------------                      ----------------------------
NAME (PLEASE PRINT)                                 DEPARTMENT & JOB TITLE

1. Name of the sponsor's corporation, partnership or other entity (the "Private Placement"):


     ---------------------------------------------------------------------------

2.   Is the sponsor's corporation or partnership: [ ] Public [ ] Private

3.   Type of security or fund:
                               -------------------------------------------------

4. Nature of participation (e.g. Stockholder, General Partner, Limited Partner). Indicate all applicable:


     ---------------------------------------------------------------------------

5.   Planned date of transaction:
                                  ----------------------------------------------

6.   Size of offering (if a fund, size of fund):
                                                 -------------------------------

7.   Size of your participation (number of units/shares and dollar amount):


     ---------------------------------------------------------------------------

8.   Would the investment carry limited or unlimited liability? [ ] Limited
     [ ] Unlimited

9. Would the investment require any use of MSDW Advisors' premises, facilities or materials? [ ] Yes [ ] No

     If "yes," please describe:
                                ------------------------------------------------

10.  Are other MSDW Advisors' personnel or clients involved? [ ] Yes [ ] No

     If "yes," please describe:
                                ------------------------------------------------

11.  Describe the business to be conducted by the Private Placement:


     ---------------------------------------------------------------------------

     If Private Placement is a fund:

     o Describe investment objectives of the fund (e.g. value, growth, core or specialty)


         -----------------------------------------------------------------------

     o   Is this a permissible investment for an account or fund that you
         manage?      [ ] Yes [ ] No

         If "yes", please describe which client or fund:


         -----------------------------------------------------------------------

12.  Will you participate in any investment decisions for the Private Placement?
     [ ] Yes [ ] No

     If "Yes," please describe:


     ---------------------------------------------------------------------------

13.  Describe how you became aware of this Private Placement:


     ---------------------------------------------------------------------------

14. Has this private placement been made available to an account or fund that you manage? IF no, state why:


     ---------------------------------------------------------------------------

15. To the best of your knowledge, will this Private Placement result in an initial public offering ("IPO")? [ ] YES [ ] NO

--------------------------------------------------------------------------------

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval, I will notify MSDW Advisors Risk Management Department in writing if any aspect of the Private Placement is proposed to be changed (e.g., investment focus of fund, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or disinvestment by me.

I represent (i) that I have read and understand the MSDW Advisors' Code of Ethics (the "Code") with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge that the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any MSDW Client or MSDW Fund; and (iv) that I have no knowledge of any pending client orders in this security nor is the above trade in a related security which indirectly would result in a transaction in a security in which there are pending client orders. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.


Signature                                              Date:
         ------------------------------------               --------------------


Date Received by Risk Management:
                                 ------------


Approved:             Disapproved:                     Date:
         -----------              -----------               --------------------

                                                                       EXHIBIT B

                      SECURITIES TRANSACTION APPROVAL FORM
                    MORGAN STANLEY DEAN WITTER ADVISORS INC.
                MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.
                  MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.

---------------------------------------------------------------------------------------------------------------------------
  PRINT NAME                         DEPARTMENT                                 NAME OF PORTFOLIO MANAGER TO WHOM YOU REPORT


                                     IF INVESTMENT DEPARTMENT COMPLETE BOX
---------------------------------------------------------------------------------------------------------------------------
  MORGAN STANLEY DEAN WITTER         NAME OF FINANCIAL ADVISOR ->               MORGAN STANLEY DEAN WITTER BRANCH
  ACCOUNT NO.                                                                   MSDW ONINE
  MSDW ONLINE ACCOUNT NO.


---------------------------------------------------------------------------------------------------------------------------


            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION
            --------------------------------------------------------

         I hereby request permission to effect a transaction in the security as indicated below for my own account or other account in which I have a beneficial interest or legal title. THE APPROVAL WILL BE EFFECTIVE ONLY FOR A TRANSACTION COMPLETED PRIOR TO THE CLOSE OF BUSINESS ON THE DAY OF APPROVAL. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL.

NOTE: A SEPARATE FORM MUST BE USED FOR EACH SECURITY TRANSACTION. ADVISE YOUR FINANCIAL ADVISOR/MSDW ONLINE TO SUPPLY DUPLICATE CONFIRMS AND STATEMENTS ON ALL TRANSACTIONS TO: MORGAN STANLEY DEAN WITTER ADVISORS INC., RISK MANAGEMENT DEPARTMENT, TWO WORLD TRADE CENTER, NEW YORK, N.Y. 10048

I AM FAMILIAR WITH AND AGREE TO ABIDE BY THE REQUIREMENTS SET FORTH IN THE MORGAN STANLEY DEAN WITTER ADVISORS INC. CODE OF ETHICS AND PARTICULARLY THE
FOLLOWING:

1. In the case of a purchase, I agree that I will not sell the security at a profit for a minimum of sixty days from the date of the purchase transaction. In the case of a sale, I agree that I will not purchase the security at a profit for a minimum of sixty days from the date of the sale transaction. Any violation will result in disgorgement of all profits from the transaction.

2. I represent that this security: (A) is not involved in an Initial Public Offering (IPO) and does not involve a short sale or futures transaction.

3. For any private placement, I am aware that specific pre-approval must be obtained from the Morgan Stanley Dean Witter Advisors Inc. Code of Ethics Review Committee.

4.     For      (A) EQUITY PORTFOLIO MANAGERS AND PERSONS REPORTING TO EQUITY
                PORTFOLIO MANAGERS: I am aware that I must obtain the equity security's description page from Bloomberg and attach the description to this pre-approval form and a signature from my supervisor who reports directly to the Chief Investment Officer or the Chief Administrative Officer of the Investment Department as part of the pre-clearance requirement. I am aware that in certain cases I may be required to disgorge any profits from a transaction if a Morgan Stanley Dean Witter Fund buys or sells the same security within 7 days preceding or subsequent to my transaction (see Section V.B. (7) of the Code of Ethics for a complete description of the scope of this restriction).

                (B) PORTFOLIO MANAGERS AND PERSONS REPORTING TO PORTFOLIO
                MANAGERS: I am aware that I must obtain a signature from my supervisor who reports directly to the Chief Investment Officer or the Chief Administrative Officer of the Investment Department as part of the pre-clearance requirement. I am aware that in certain cases I may be required to disgorge any profits from a transaction if a Morgan Stanley Dean Witter Fund buys or sells the same security within 7 days preceding or subsequent to my transaction (see Section V.B. (7) of the Code of Ethics for a complete description of the scope of this restriction).

                (C) PERSONNEL IN THE MORGAN STANLEY DEAN WITTER ADVISORS INC. TRADING DEPARTMENT: I am aware that in certain cases I may be required to disgorge any profits from a transaction if a Morgan Stanley Dean Witter Fund buys or sells the same security within 7 days preceding or subsequent to my transaction (see Section V.B.(7) of the Code of Ethics for a complete description of the scope of this restriction).




------------------------------------------------------------------------------------------------------------------------------------

A. PURCHASE
                         -----------------------------------------------------------------------------------------------------------
                           NAME OF SECURITY/SYMBOL                                   CUSIP NUMBER FOR FIXED INCOME SECURITIES ONLY


                         -----------------------------------------------------------------------------------------------------------
                           NUMBER OF SHARES OR       ORDER PRICE   EXECUTION PRICE   TOTAL PRICE
                           PRINCIPAL AMOUNT


                         -----------------------------------------------------------------------------------------------------------

  HAVE YOU SOLD ANY SHARES OF THIS SECURITY WITHIN THE PAST SIXTY DAYS?  NO [ ] YES [ ]   IF YES, AT WHAT PRICE PER SHARE? $
------------------------------------------------------------------------------------------------------------------------------------
B. SALE
                         -----------------------------------------------------------------------------------------------------------
                           NAME OF SECURITY/SYMBOL                                   CUSIP NUMBER FOR FIXED INCOME SECURITIES ONLY


                         -----------------------------------------------------------------------------------------------------------
                           NUMBER OF SHARES OR      ORDER PRICE    EXECUTION PRICE   TOTAL PRICE   DATE ACQUIRED   UNIT PRICE AT
                           PRINCIPAL AMOUNT                                                                        ACQUISITION


------------------------------------------------------------------------------------------------------------------------------------
[ ] CHECK BOX IF THE SECURITY IS OFFERED THROUGH A PRIVATE         DATE:             YOUR SIGNATURE:
PLACEMENT. IF SO, CONTACT THE MORGAN STANLEY DEAN WITTER
ADVISORS INC. RISK MANAGEMENT DEPARTMENT FIRST.


------------------------------------------------------------------------------------------------------------------------------------
PERMISSION:             GRANTED:                    DATE:         TRADING DEPARTMENT SIGNATURE:    IF APPLICABLE, RISK MANAGEMENT
                                --------                                                           DEPARTMENT REVIEW:
                        DENIED:                                                                                      ---------------
                                --------
------------------------------------------------------------------------------------------------------------------------------------
DATE:                   SIGNATURE - APPROVING OFFICER:   DATE:                       SIGNATURE - APPROVING OFFICER:

------------------------------------------------------------------------------------------------------------------------------------

* IF SHARES BEING SOLD WERE PURCHASED ON MORE THAN ONE DATE, EACH ACQUISITION DATE MUST BE LISTED FOR PURPOSES OF DETERMINING THE 60-DAY HOLDING PERIOD. THE WHITE COPY OF THIS PREAPPROVAL FORM MUST BE RETURNED TO THE RISK MANAGEMENT DEPARTMENT BY NOON OF THE DAY FOLLOWING EXECUTION OF THE TRADE.

                          WHITE -- RISK MANAGEMENT         PINK -- EMPLOYEE COPY

                                                                       EXHIBIT C

MORGAN STANLEY DEAN WITTER ADVISORS ("MSDW ADVISORS")


                         MSDW EMPLOYEE REQUEST FORM FOR
                    OPENING AN MSDW ONLINE BROKERAGE ACCOUNT


Please complete this form for all "employee accounts" you intend to maintain at Morgan Stanley Dean Witter Online, Inc. ("MSDW Online"). Please make additional copies of this page as necessary in order to include information for all your accounts. After MSDW Advisors' Risk Management Department's review, this form will be returned to you.


------------------------------   -----------------------   ---------------------
PRINT NAME                       EMPLOYEE ID #             FAX #


------------------------------   -----------------------------------------------
SOCIAL SECURITY #                DEPARTMENT/BRANCH #


Check one of the following:

       [ ] I am an MSDW employee    [ ] I am a subcontractor/vendor


   ---------------------------------------------------------------------------
                             ACCOUNT INFORMATION
   ---------------------------------------------------------------------------

    The following MSDW Online account is currently open or will be opened.

    Account Title:
                  ---------------------------------------------------------

    MSDW Online Account Number:
                               --------------------------------------------

    (To be Completed by MSDW Online)

    Employee's relationship to account owner:
                                             ------------------------------

    [ ] This account is NOT independently managed; I am involved in the investment decisions.(2)

    [ ] This account is independently managed; I am NOT involved in the investment decisions.(3)

    Name of investment manager and relationship, if any:


   ------------------------------------------------------------------------

By signing below, you agree to abide by MSDW Advisors Employee Trading Policy and any desk or division trading policy applicable to you with respect to any account maintained at MSDW Online.


DATE:                                      SIGNATURE:
     -----------------------                         --------------------------


           PLEASE SEND DUPLICATE STATEMENTS & TRADE CONFIRMATIONS TO:
           ----------------------------------------------------------

                                  MSDW ADVISORS
                        2 WORLD TRADE CENTER, 70TH FLOOR
                               NEW YORK, NY 10048
                        ATTN: RISK MANAGEMENT DEPARTMENT
--------------------------------------------------------------------------------
TO MSDW ONLINE:

Pursuant to NYSE Rule 407, please accept this form as notification that MSDW Advisors has approved the employee named above to maintain the account titled above with your firm. The employee has a beneficial interest in such account. This account must be placed in the appropriate employee account range, i.e., MSDW Advisors, Morgan Stanley Dean Witter Services Company and Morgan Stanley Dean Witter Distributors, in order to permit appropriate review by MSDW Advisors.


DATE:                             APPROVED BY:
     -----------------------                  ---------------------------------
                                               SIGNATURE


                                               -------------------------------
                                               PRINT NAME
                                               MSDW ADVISORS RISK MANAGEMENT


(1) An "employee" account means any brokerage account owned or controlled, in whole or in part, directly or indirectly by you, whether held in your name individually, or jointly with others, or not in your name at all. Refer to
    Section V. subsection C.4 Accounts Covered under MSDW Advisors' Code of Ethics for further clarification. If you are unsure as to whether an account is an employee account, MSDW Advisors, MSDW Services Company and MSDW Distributors employees should call the Risk Management Department at 212-392-6532.

(2) Your participation in the selection of any investment, including mutual funds, means that the account is NOT independently managed.

(3) You must not be involved in investment selections through recommendation, advice, and prior review or otherwise, or you must be a passive beneficiary of the account in order to represent that you are not involved in investment decisions for the account.

                                                                       EXHIBIT D

                    MORGAN STANLEY DEAN WITTER ADVISORS INC.
                  MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.
                MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.


         LISTING OF SECURITIES HOLDINGS AND BROKERAGE ACCOUNTS (INITIAL)
         ---------------------------------------------------------------


       I hereby certify that the following is a complete listing of all securities beneficially owned by me as of the date hereof. I also hereby certify that, set forth below, is a listing of all brokerage accounts and any other accounts holding securities maintained by me.

       NOTE: The term "securities" includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities, whether or not held in a Morgan Stanley Dean Witter brokerage account or Morgan Stanley Dean Witter Online account, will be considered a violation of the Code of Ethics.

=================================================================================================
                                       TYPE OF SECURITY             NUMBER OF
                                                                    SHARES AND         YEAR
I.          TITLE OF SECURITY          (Indicate if security        PRINCIPAL        ACQUIRED
                                       is a Private                 AMOUNT
                                       Placement etc.)

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
(Use additional sheet if necessary)

=================================================================================================
 II.       NAME OF BROKERAGE ACCOUNT    LOCATION                        ACCOUNT NUMBER

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
(Use additional sheet if necessary)



-------------------------------                                      --/--/--
      (Sign Name)                                                    (Date)


-------------------------------
      (Print Name)

                                                                       EXHIBIT E


                    MORGAN STANLEY DEAN WITTER ADVISORS INC.
                  MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.
                MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.


             QUARTERLY SECURITIES TRANSACTIONS - CONFIDENTIAL REPORT
             -------------------------------------------------------


                                                XXXXQUARTER 2000/ XXX.,XXX.,XXX.
                                                --------------------------------

The following lists all transactions in securities in which I had any direct or indirect beneficial ownership during the last calendar quarter (excluding securities exempted by Section V., sub-section C.3.(a) of the Morgan Stanley Dean Witter Advisors Code of Ethics (revised March 1, 2000).

ANY TRANSACTIONS IN UNIT INVESTMENT TRUSTS OR MORGAN STANLEY DEAN WITTER & CO. STOCK (INCLUDING EXERCISE OF STOCK OPTION GRANTS) MUST BE REPORTED ON THIS FORM. IF ALL TRANSACTIONS LISTED BELOW WERE EXECUTED THROUGH MSDW AND ALL THE APPLICABLE INFORMATION IS REFLECTED IN THE CONFIRMS PREVIOUSLY SENT, INDICATE SO ON THIS FORM. *Use reverse side if additional space is needed.

                  IF NO TRANSACTIONS TOOK PLACE, WRITE "NONE".

     DATE OF            NUMBER OF              TITLE OF SECURITY            UNIT PRICE        TOTAL PRICE       BROKER
    TRANSACTION         SHARES/           (INCLUDING, IF APPLICABLE,
                       PRINCIPAL         INTEREST AND MATURITY RATE)
                         AMOUNT
                                          PURCHASES AND ACQUISITIONS
                                          --------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

                                         SALES AND OTHER ACQUISITIONS
                                         ----------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

----------
1) Did you submit a pre-approval request form for each of the securities
   transactions listed above? YES    NO
                                 ---   ---

2) Which DWR branch maintains your account?
                                           -------------------------------------

3) Who is your Financial Advisor at the Branch?
                                               ---------------------------------

4) (For MSDW Advisors and Distributors Directors and Officers only) To your knowledge, are you the beneficial owner of more than 1/2 of 1% of the
   outstanding securities of any issuer? YES    NO    If yes, please specify:
                                            ---   ---

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

5) HAVE YOU RECEIVED WRITTEN PERMISSION TO MAINTAIN BROKERAGE ACCOUNT FOR YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY AT A BROKER-DEALER OTHER THAN DWR?
   YES    NO
      ---   ---

6) IF "YES", HAVE ALL TRANSACTIONS BEEN PRECLEARED AND REPORTED AS
   REQUIRED BY THE CODE OF ETHICS? YES    NO
                                      ---   ---

7) HAVE YOU OPENED ANY NEW ACCOUNTS THIS QUARTER? YES___ NO___ IF "YES", WHAT DATE WAS THIS ACCOUNT(S) OPENED?
                                   ---------------------------------------------



   WHAT IS THE NAME OF THE BROKER DEALER OR FINANCIAL INSTITUTION WITH WHOM YOU ESTABLISHED THE ACCOUNT?
                           -----------------------------------------------------

Date:     /    /     Name:                        Signed:
     ----  ---- ----       ---------------------          ----------------------


RETURN THIS FORM TO:  MORGAN STANLEY DEAN WITTER ADVISORS RISK MANAGEMENT
                      DEPARTMENT,  2 WTC/7O,  BY 00/00/00. REV (03/00)

                                                                       EXHIBIT F

                    MORGAN STANLEY DEAN WITTER ADVISORS INC.
                  MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.
                MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.


          ANNUAL LISTING OF SECURITIES HOLDINGS AND BROKERAGE ACCOUNTS
          ------------------------------------------------------------

I hereby certify that the following is a complete listing of all securities (other than open-end mutual funds and other exempt securities as described in Section V., sub-section C.3. (a) of the Code of Ethics) beneficially owned (as defined in Section V., sub-section C.4 of the Code of Ethics) by me as of the date hereof. I also hereby certify that, set forth below, is a listing of all brokerage accounts and any other accounts holding securities maintained by me. I also hereby certify that, the information contained below is current as of the date indicated below.

         NOTE: The term "securities" includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc. ANY TRANSACTIONS IN UNIT INVESTMENT TRUSTS OR MORGAN STANLEY DEAN WITTER & CO. STOCK (INCLUDING EXERCISE OF STOCK OPTION GRANTS) MUST BE REPORTED ON THIS FORM. Failure to fully disclose all securities holdings, whether or not held in a Morgan Stanley Dean Witter brokerage account or MSDW Online Account, will be considered a violation of the Code of Ethics.

                                                                                  NUMBER OF
                                                                                  SHARES AND           YEAR
I.               TITLE OF SECURITY                     TYPE OF SECURITY           PRINCIPAL          ACQUIRED
                                                                                  AMOUNT

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
(Use additional sheet if necessary)

II.        NAME OF BROKERAGE ACCOUNT                      LOCATION                         ACCOUNT NUMBER

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
(Use additional sheet if necessary)


------------------------------                                        --/--/--
         (Sign Name)                                                  (Date)


------------------------------
         (Print Name)


PLEASE RETURN THIS FORM TO :  MORGAN STANLEY DEAN WITTER ADVISORS' RISK
                              MANAGEMENT DEPARTMENT,  2 WTC /7O,  BY 00/10/00.